Exhibit 5.1

March 29, 2015	74494.00028

Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as counsel to Gevo, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of an aggregate of (i) 3,721,429 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 10,292,858 Series F warrants to purchase one share of Common Stock (the “Series F Warrants”), (iii) 6,571,429 pre-funded Series G warrants to purchase one share of Common Stock (the “Series G Warrants”) and (iv) 20,585,716 Series H warrants to purchase one share of Common Stock (the “Series H Warrants”) in Series C units and Series D units, with each Series C unit consisting of (a) one Share, (b) one Series F Warrant and (c) two Series H Warrants, and each Series D unit consisting of (a) one Series G Warrant, (b) one Series F Warrant and (c) two Series H Warrants, pursuant to a Registration Statement on Form S-3, as amended (File No. 333-187893) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated May 15, 2013 (the “Base Prospectus”) and the prospectus supplement to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The shares of Common Stock issuable upon exercise of the Series F Warrants, the Series G Warrants and the Series H Warrants (without regard to any adjustment thereof) are referred to herein as the “Warrant Shares.”

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Prospectus; (iii) the form of Series F Warrant to Purchase Common Stock (the “Series F Warrant Agreement”); (iv) the form of Pre-Funded Series G Warrant to Purchase Common Stock (the “Series G Warrant Agreement”); (v) the form of Series H Warrant to Purchase Common Stock (the “Series H Warrant Agreement”); (vi) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware; (vii) the Company’s Amended and Restated Bylaws, certified by the Secretary of the Company; (viii) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of March 29, 2016; (ix) resolutions adopted by the board of directors of the Company (the “Board”) on September 29, 2015; and (x) resolutions adopted by the pricing committee of the Board on March 28, 2016.

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Paul Hastings LLP | 4747 Executive Drive | Twelfth Floor | San Diego, CA 92121

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Gevo, Inc.

March 29, 2015

In such examination, we have assumed, without independent investigation: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1. The Shares are duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2. The Series F Warrants are duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Series F Warrant Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Series G Warrants are duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Series G Warrant Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Series H Warrants are duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Series H Warrant Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Warrant Shares are duly authorized and, upon issuance, delivery and payment therefor upon exercise of the Series F Warrants, the Series G Warrants and the Series H Warrants in accordance with the terms of the Series F Warrant Agreement, the Series G Warrant Agreement and the Series H Warrant Agreement, respectively, will be validly issued, fully paid and nonassessable.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent

Gevo, Inc.

March 29, 2015

transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this opinion letter, the General Corporation Law of the State of Delaware and, with respect to our opinions relating to the enforceability of the Series F Warrants, the Series G Warrants and the Series H Warrants, respectively, the laws of the State of New York.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares, the Series F Warrants, the Series G Warrants, the Series H Warrants and the Warrant Shares under the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on or around March 29, 2016, the incorporation by reference of this opinion letter in the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP